DELAWARE GROUP INCOME FUNDS
Registration No. 811-2071
FORM N-SAR
 Annual Period Ended July 31, 2003

SUB-ITEM 77I:  Terms of new or amended
securities

The response to sub-item 77I with respect to the Class R shares of the Delaware Delchester,
Delaware High-Yield Opportunities, Delaware
Corporate Bond, Delaware Extended Duration and
Delaware Strategic Income Funds is incorporated by reference to Registrant's Post-Effective
Amendment No. 66 filed with the Commission on April 30, 2003.